Distribution Financial Services RV Trust 1999-1
August 15, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance     $718,495,914.30
Beginning Pool Factor           1.00000000

Distribution Allocable to Principal on Notes
                    Prior                             Current
          Class     Prin. Pymt. $1000 orig.prin.bal.  Prin. Pymt. $1000 orig.prin.bal.
          A-1           $0.00       0.0000000               $0.00       0.0000000
          A-2           $0.00       0.0000000      $12,483,098.65      54.8637697
          A-3           $0.00       0.0000000               $0.00       0.0000000
          A-4           $0.00       0.0000000               $0.00       0.0000000
          A-5           $0.00       0.0000000               $0.00       0.0000000
          A-6           $0.00       0.0000000               $0.00       0.0000000
            B           $0.00       0.0000000               $0.00       0.0000000
            C           $0.00       0.0000000               $0.00       0.0000000

Distribution Allocable to Interest on Notes
                    Prior                           Current
Class     Rate      Int. Pymt. $1000 orig.prin.bal. Int. Pymt. $1000 orig.prin.bal.
A-1      4.97%          $0.00       0.0000000           $0.00       0.0000000
A-2      5.38%          $0.00       0.0000000     $231,263.58       1.0164136
A-3      5.70%          $0.00       0.0000000     $940,490.50       4.7500000
A-4      5.84%          $0.00       0.0000000     $937,524.40       4.8666667
A-5      5.97%          $0.00       0.0000000     $794,616.95       4.9750000
A-6      6.02%          $0.00       0.0000000     $322,902.77       5.0166667
  B      6.36%          $0.00       0.0000000     $132,500.00       5.3000000
  C      7.23%          $0.00       0.0000000     $120,500.00       6.0250000

Note Balance After Giving Effect to Principal Distribution
Class    Beginning Balance   Pool Factor  Ending Balance   Pool Factor
A-1                 0.00       0.0000000            $0.00    0.0000000
A-2      $ 51,582,955.16       1.0000000  $ 39,099,856.51  171.8455956
A-3      $197,998,000.00       1.0000000  $197,998,000.00    1.0000000
A-4      $192,642,000.00       1.0000000  $192,642,000.00    1.0000000
A-5      $159,722,000.00       1.0000000  $159,722,000.00    1.0000000
A-6      $ 64,366,000.00       1.0000000  $ 64,366,000.00    1.0000000
  B      $ 25,000,000.00       1.0000000  $ 25,000,000.00    1.0000000
  C      $ 20,000,000.00       1.0000000  $ 20,000,000.00    1.0000000
Servicing Fee                                                                      $299,373.30
Servicing Fee Per $1,000 of Orig.Note                                                0.2993733

Realized Losses                                                                    $599,695.66

Reserve Account Balance                                                         $14,117,734.48

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                                $17,206,988.17
          Interest Payments Received                                             $5,232,637.17
          Scheduled Principal Payments Received                                  $3,855,963.19
          Principal Prepayments Received                                         $8,118,387.81

Distribution to Residual Interestholders                                                 $0.00

Noteholders' Interest Carryover Shortfall                                                $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                            0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collection Period                                                             $0.00

Ending Pool Balance                                                            $705,886,723.75
Ending Pool Factor                                                                  0.70588432